UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported) March 8, 2005

                        Commission File Number 000-28638

                                 BMB MUNAI, INC.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                  NEVADA                                   30-0233726
    --------------------------------          --------------------------------
    (State or other jurisdiction of           (I.R.S. Employer Identification
     incorporation or organization)                         Number)

                    20A Kazibek Bi Street, Almaty, Kazakhstan
                    -----------------------------------------
                    (Address of principal executive offices)

                                     480100
                                  ------------
                                   (Zip Code)

                              +7 (3272) 58-85-17/47
                 ----------------------------------------------
                (Registrant's Executive Office Telephone Number)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities
Act

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities

         The Company has made the following sales of its unregistered common stock for cash:

----------------- ------------------- ---------------- -------------------------
Date of Sale        Number of Shares  Price per Share  Exemption Relied Upon
----------------- ------------------- ---------------- -------------------------
March 8, 2005              2,000,000            $5.00  Regulation S
----------------- ------------------- ---------------- -------------------------

         Total proceeds from this sale are $10,000,000. From the total proceeds, expenses of $17,500 were deducted. None of these expenses were paid directly or indirectly to any officer, director or greater than 10% shareholder of the Company.

         As set forth above, the shares were issued without registration in reliance upon the exemption from registration provided by Regulation S of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933. The offer and the sale of these shares was made to non U.S. persons in offshore transactions. No directed selling efforts were made in the United States by the Company or any person acting on its behalf. The shares sold are subject to the offering restrictions set forth in Rule 903(b)(3), including a one-year distribution compliance period.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   BMB MUNAI, INC.



Date: March 11, 2005                               By: /s/ Alexandre Agaian
                                                   ----------------------------
                                                   Alexandre Agaian, President

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